FAIRCOM INC.


                               COMPUTATION OF NET INCOME (LOSS) PER COMMON SHARE


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


                                                                                          1994
Year ended December 31,                                              1995         (As restated)                  1993
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
INCOME (LOSS) BEFORE EXTRAORDINARY ITEM -
   PRIMARY                                                     $  244,816           $   992,079            $ (796,843)
ADDBACK:
   INTEREST FROM SUBORDINATED SENIOR
      CONVERTIBLE NOTE (NET OF TAX EFFECT)                         14,093                14,580                     -
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INCOME (LOSS) BEFORE EXTRAORDINARY ITEM -
   FULLY DILUTED                                               $  258,909           $ 1,006,659            $ (796,843)
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EXTRAORDINARY ITEM - PRIMARY AND FULLY
   DILUTED                                                     $        -           $   787,201            $3,216,605
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WEIGHTED AVERAGE SHARES OUTSTANDING
   COMMON STOCK - PRIMARY                                       7,378,199             7,378,199             7,378,199
   SHARES ISSUABLE UPON ASSUMED CONVERSION
      OF SUBORDINATED SENIOR CONVERTIBLE NOTE                   9,081,502             9,081,502                     -
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   COMMON SHARES - FULLY DILUTED                               16,459,701            16,459,701             7,378,199
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PRIMARY INCOME (LOSS) PER SHARE OF COMMON
   STOCK - ASSUMING NO DILUTION:
   INCOME (LOSS) BEFORE EXTRAORDINARY ITEM                     $      .03           $       .13            $     (.11)
   EXTRAORDINARY ITEM                                                   -                   .11                   .44
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      PRIMARY NET INCOME PER COMMON SHARE                      $      .03           $       .24            $      .33
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FULLY DILUTED INCOME (LOSS) PER COMMON
SHARE - ASSUMING ISSUANCE OF ALL DILUTIVE
CONTINGENT SHARES:
   INCOME (LOSS) BEFORE EXTRAORDINARY ITEM                     $      .02           $       .06            $     (.11)
   EXTRAORDINARY ITEM                                                   -                   .05                   .44
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      FULLY DILUTED NET INCOME PER COMMON
        SHARE                                                  $      .02           $       .11            $      .33
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


NOTE: THE EFFECTS OF THE ASSUMED EXERCISE OF OUTSTANDING OPTIONS WERE NOT DILUTIVE AND, ACCORDINGLY, HAVE BEEN EXCLUDED FROM BOTH THE PRIMARY AND FULLY DILUTED PER SHARE CALCULATIONS.